Exhibit 5.1

DuMoulin Black LLP 1111 West Hastings Street, 15th Floor Vancouver BC Canada V6E 2J3 www.dumoulinblack.com Telephone No. (604) 687-1224

File No.    5948-016

September 11, 2025

Alaska Silver Corp.
3573 East Sunrise Dr., Suite 233
Tucson, Arizona, USA
85718

Dear Sirs/Mesdames:

Re:	Alaska Silver Corp. (the "Company") – Registration Statement on Form S-1

We have acted as counsel for the Company in the Province of British Columbia (the "Province") and are rendering this opinion in connection with the filing with the United States Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-1 (the "Registration Statement") filed by the Company under the United Securities Act of 1933, as amended (the “Securities Act”), with relating to the offer and sale by the Company (the “Offering”) of up to US$10,000,000 of units (“Units”), with each Unit being comprised of one subordinate voting share of the Company (a “Share”) and one share purchase warrant (a “Warrant”), with each Warrant entitling the holder to purchase one subordinate voting share (a “Warrant Share”).

We understand that the Company has agreed to grant an over-allotment option to the underwriter of the Offering to purchase up to an additional US$1,500,000 of Units (the “Over-Allotment Option”). Unless otherwise specifically stated, all references hereinafter to “Shares”, “Warrants”, and “Warrant Shares” shall mean, collectively and respectively, the Shares, Warrants and Warrant Shares issuable pursuant to the Offering and any additional Shares, Warrants and Warrant Shares issuable pursuant to the Over-Allotment Option. Unless otherwise specifically stated, all references hereinafter to “Securities” shall mean, collectively, the Shares, Warrants and Warrant Shares.

This opinion is being rendered in connection with the filing of the Registration Statement with the SEC and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus constituting a part of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares, Warrants and Warrant Shares.

Law

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

Assumptions and Qualifications

We have examined a copy of the Registration Statement and relied upon such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company.

We have assumed that at all relevant times:

(a)	the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation;

(b)	the Notice of Articles and then operative articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

(c)	the Company has the necessary corporate power and capacity to authorize, create, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(d)	all necessary corporate action has been taken by the Company to duly authorize, create, validly issue, sell and deliver the Securities and to perform its obligations under the terms and conditions of the Securities, and to duly authorize and approve the terms of the Offering and related matters;

(e)	the Securities have been duly authorized, created, validly issued, sold and delivered by the Company and any other person signing or authenticating the Securities, as applicable, and the terms of the Offering and related matters have been duly authorized and approved by the Company;

(f)	the issuance, terms, execution and delivery of the Securities (i) do not result in a breach of, or default under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(g)	the issuance and delivery of the Securities, the terms of the Offering and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles or by-laws of the Company, any resolutions of the Board of Directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(h)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded.

Whenever our opinion refers to shares of the Company whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances on which our opinions herein are based, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Company.

Opinions

Based and relying upon the foregoing, and subject to the assumptions and qualifications expressed above and below, we are of the opinion that:

1.	When (a) the Company has taken all necessary action to authorize and approve the issuance of the Shares, the terms of the Offering and related matters, and (b) certificates representing the Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, against payment therefor in an amount not less than such consideration determined by the Company’s board of directors and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, the Shares will be duly authorized and validly issued as fully paid and non-assessable subordinate voting shares in the capital of the Company.

2.	When (a) the Company has taken all necessary action to authorize and approve the issuance of the Warrant Shares, the terms of the Offering and related matters, and (b) certificates representing the Warrant Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, upon exercise or conversion of the Warrants in accordance with the terms of the Warrants as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s board of directors and permitted under the laws of the Province of British Columbia then in effect), the Warrant Shares will be duly authorized and validly issued as fully paid and non-assessable subordinate voting shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our express prior written consent.

Yours truly,

/s/ DuMoulin Black LLP